Exhibit 99.1
Penumbra, Inc. Reports Second Quarter 2018 Financial Results

ALAMEDA, Calif., August 7, 2018 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the second quarter ended June 30, 2018.

•	Revenue of $109.6 million in the second quarter of 2018, an increase of 36.0%, or 33.8% in constant currency[1], over the second quarter of 2017.

Second Quarter 2018 Financial Results
Total revenue grew to $109.6 million for the second quarter of 2018 compared to $80.6 million for the second quarter of 2017, an increase of 36.0%, or 33.8% on a constant currency basis. The United States represented 65% of total revenue and international represented 35% of total revenue for the second quarter of 2018. Revenue from sales of neuro products grew to $74.2 million for the second quarter of 2018, an increase of 32.0%, or 29.4% on a constant currency basis, from the second quarter of 2017. Revenue from sales of peripheral vascular products grew to $35.4 million for the second quarter of 2018, an increase of 45.3%, or 43.9% on a constant currency basis, from the second quarter of 2017.

Gross profit was $72.3 million, or 65.9% of total revenue, for the second quarter of 2018, compared to $50.9 million, or 63.2% of total revenue, for the second quarter of 2017.

Total operating expenses were $63.0 million, or 57.4% of total revenue, for the second quarter of 2018, compared to $52.3 million, or 64.8% of total revenue, for the second quarter of 2017. R&D expenses were $8.2 million for the second quarter of 2018, compared to $8.1 million for the second quarter of 2017. SG&A expenses were $54.8 million for the second quarter of 2018, compared to $44.2 million for the second quarter of 2017.

Operating income for the second quarter of 2018 was $9.3 million, compared to an operating loss of $1.3 million for the second quarter of 2017.

Full Year 2018 Financial Outlook
The Company is increasing its 2018 guidance for total revenue to be in the range of $420 million to $425 million. This new range compares to the previous range of $410 million to $415 million.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the second quarter 2018 financial results after market close on Tuesday, August 7, 2018 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (866) 393-4306 for domestic callers or (734) 385-2616 for international callers (conference id: 8249069), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets medical devices and has a broad portfolio of products that addresses challenging medical conditions and significant clinical needs. Penumbra sells its products to hospitals primarily through its direct sales organization in the United States, most of Europe, Canada and Australia, and through distributors in select international markets. The Penumbra logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com.

1 Constant currency results are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” herein for important information about our use of constant currency results (including reconciliations to the most comparable GAAP measures).

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses the following non-GAAP financial measures in this press release: a) constant currency and b) adjusted net income (loss).

Constant Currency. The Company's constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Adjusted net income (loss). The Company defines adjusted net income (loss) as net income (loss), excluding the one-time effect of the transition tax from the Tax Cuts and Jobs Act of 2017 (the Tax Reform Act) in the first quarter of 2018 and the effects of the excess tax benefits associated with share-based compensation arrangements, net of any related valuation allowance.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider adjusted net income (loss) a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the one-time effects of the transition tax from the Tax Reform Act and the excess tax benefits associated with share-based compensation arrangements, net of any related valuation allowance.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 27, 2018. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$59,705	$50,637
Marketable investments	147,185	163,954
Accounts receivable, net	74,059	58,007
Inventories	97,556	94,901
Prepaid expenses and other current assets	13,994	14,735
Total current assets	392,499	382,234
Property and equipment, net	33,719	30,899
Intangible assets, net	27,344	23,778
Goodwill	7,977	8,178
Long-term investments	2,597	3,872
Deferred taxes	34,129	26,690
Other non-current assets	1,049	1,016
Total assets	$499,314	$476,667
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,432	$6,757
Accrued liabilities	42,255	44,825
Total current liabilities	49,687	51,582
Deferred rent	7,430	6,199
Other non-current liabilities	16,998	18,478
Total liabilities	74,115	76,259
Stockholders’ equity:
Common stock	34	33
Additional paid-in capital	404,493	396,810
Accumulated other comprehensive (loss) income	(661)	1,569
Retained earnings	21,333	1,996
Total stockholders’ equity	425,199	400,408
Total liabilities and stockholders’ equity	$499,314	$476,667

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$109,638	$80,589	$212,339	$153,802
Cost of revenue	37,386	29,660	73,530	55,164
Gross profit	72,252	50,929	138,809	98,638
Operating expenses:
Research and development	8,193	8,094	16,206	15,128
Sales, general and administrative	54,776	44,163	109,275	86,884
Total operating expenses	62,969	52,257	125,481	102,012
Income (loss) from operations	9,283	(1,328)	13,328	(3,374)
Interest income, net	720	624	1,469	1,268
Other expense, net	(340)	(214)	(630)	(563)
Income (loss) before income taxes and equity in losses of unconsolidated investee	9,663	(918)	14,167	(2,669)
(Benefit from) Provision for income taxes	(4,948)	482	(6,886)	1,837
Income (loss) before equity in losses of unconsolidated investee	14,611	(1,400)	21,053	(4,506)
Equity in losses of unconsolidated investee	(1,230)	(158)	(2,181)	(158)
Net income (loss)	$13,381	$(1,558)	$18,872	$(4,664)
Net income (loss) per share:
Basic	$0.39	$(0.05)	$0.56	$(0.14)
Diluted	$0.37	$(0.05)	$0.52	$(0.14)
Weighted average shares used to compute net income (loss) per share:
Basic	34,072,223	33,219,487	33,959,997	32,420,105
Diluted	36,116,254	33,219,487	36,030,304	32,420,105

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2018	2017	$	%	$	$	%
United States	$71,279	$53,420	$17,859	33.4%	$—	$17,859	33.4%
International	38,359	27,169	11,190	41.2%	(1,846)	9,344	34.4%
Total	$109,638	$80,589	$29,049	36.0%	$(1,846)	$27,203	33.8%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2018	2017	$	%	$	$	%
Neuro	$74,196	$56,203	$17,993	32.0%	$(1,497)	$16,496	29.4%
Peripheral Vascular	35,442	24,386	11,056	45.3%	(349)	10,707	43.9%
Total	$109,638	$80,589	$29,049	36.0%	$(1,846)	$27,203	33.8%

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2018	2017	$	%	$	$	%
United States	$137,080	$101,907	$35,173	34.5%	$—	$35,173	34.5%
International	75,259	51,895	23,364	45.0%	(4,882)	18,482	35.6%
Total	$212,339	$153,802	$58,537	38.1%	$(4,882)	$53,655	34.9%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2018	2017	$	%	$	$	%
Neuro	$145,624	$106,452	$39,172	36.8%	$(3,961)	$35,211	33.1%
Peripheral Vascular	66,715	47,350	19,365	40.9%	(921)	18,444	39.0%
Total	$212,339	$153,802	$58,537	38.1%	$(4,882)	$53,655	34.9%

1See “Non-GAAP Financial Measures” above for important information about our use of this non-GAAP measure and further information about our calculation of constant currency results.

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)1
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP net income (loss)	$13,381	$(1,558)	$18,872	$(4,664)
GAAP net income (loss) includes the effect of the following items:
Effect of the transition tax under the Tax Reform Act[2]	—	—	88	—
Excess tax benefits related to stock compensation awards[3]	(8,090)	(6,969)	(11,454)	(16,480)
Valuation allowance on excess tax benefit related to stock compensation awards[3]	—	6,969	—	16,480
Adjusted net income (loss)	$5,291	$(1,558)	$7,506	$(4,664)

1See “Non-GAAP Financial Measures” above for important information about our use of non-GAAP measures and further information about our adjusted net income (loss).
2On December 22, 2017, the Tax Reform Act was enacted into law. This new tax law, among other changes, reduces the Company's U.S. federal statutory corporate income tax rate from 34% to 21% effective January 1, 2018. In the first quarter of 2018, the Company recorded a provisional tax charge for the one-time transition tax on the undistributed earnings of its foreign subsidiaries.
3In accordance with Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, all excess tax benefits related to share-based compensation be recognized as an income tax benefit, instead of in stockholders' equity. For the three and six months ended June 30, 2017, the Company determined that it was not more-likely-than-not that sufficient taxable income would be generated to realize all of the domestic deferred tax assets as of June 30, 2017. Accordingly, the Company recorded a partial valuation allowance against its domestic deferred tax assets generated during the three and six months ended June 30, 2017, which was primarily driven by the significant excess stock compensation tax benefit.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.